UnitedHealth Group Reports First Quarter 2023 Results
•Revenues of $91.9 Billion, Grew 15% Year-Over-Year
•Earnings from Operations Grew 16%
•Cash Flows from Operations were $16.3 Billion; Adjusted Cash Flows from Operations were $5.1 Billion
•Earnings were $5.95 Per Share, Adjusted Earnings $6.26 Per Share
MINNETONKA, Minn. (April 14, 2023) – UnitedHealth Group (NYSE: UNH) reported first quarter 2023 results reflecting consistent broad-based growth at Optum and UnitedHealthcare.

“Our strong, enterprise-wide growth this quarter is a direct result of our colleagues’ unwavering commitment to offering more health services to more people and connecting consumers with greater access to high-quality, affordable care,” said Andrew Witty, chief executive officer of UnitedHealth Group.

Growth in the first quarter was led by serving more people across the enterprise and the company’s expanding capabilities to care for them more comprehensively. The company increased its full year net earnings outlook to $23.25 to $23.75 per share and adjusted net earnings to $24.50 to $25.00 per share.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022
Revenues	$91.9 billion	$80.1 billion	$82.8 billion
Earnings from Operations	$8.1 billion	$7.0 billion	$6.9 billion
Net Margin	6.1%	6.3%	5.8%

•UnitedHealth Group’s first quarter 2023 revenues grew 15% to $91.9 billion year-over-year, including diversified double-digit growth at both Optum and UnitedHealthcare.
•First quarter 2023 earnings from operations were $8.1 billion, an increase of 16%, with strong contributions from both Optum and UnitedHealthcare. Year-over-year earnings growth was led by Optum Health as a result of its growing positive impact in serving patients with value-based care services.
•The first quarter 2023 medical care ratio at 82.2% compared to 82% last year, due to business mix. Days claims payable were 47.8, compared to 49.9 in the fourth quarter 2022 and 49.1 in the first quarter 2022. Favorable medical reserve development in the first quarter of $470 million compared to $620 million in the fourth quarter 2022 and $290 million in the year ago first quarter.
•The first quarter 2023 operating cost ratio of 14.8% increased from 14.2% in 2022 due to business mix and the company’s continued investments to accelerate and support future growth opportunities, partially offset by continued productivity advances.
•Cash flows from operations for the first quarter 2023 were $16.3 billion or 2.8-times net income. Excluding the impact of April CMS payments received at the end of March, adjusted cash flows from operations were $5.1 billion or 0.9-times net income, consistent with the company’s outlook. The company returned $3.5 billion to shareholders in the first quarter through dividends and share repurchases. Return on equity of 28.2% in the quarter reflected the company’s consistent and diverse earnings profile and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022
Revenues	$70.5 billion	$62.6 billion	$63.0 billion
Earnings from Operations	$4.3 billion	$3.8 billion	$2.9 billion
Operating Margin	6.2%	6.1%	4.7%

•UnitedHealthcare first quarter revenues grew 13% to $70.5 billion and operating earnings grew 14% to $4.3 billion, reflecting growth in the number of people served.
•In the first quarter of 2023, UnitedHealthcare grew to serve nearly 2 million more people than a year ago, with broad-based growth across the company’s commercial, community-based and senior benefit offerings. The number of consumers served with domestic commercial benefit offerings grew 665,000 in the first quarter 2023 compared to year-end 2022, reflecting continued focus on innovative, affordable, consumer-centric benefit plans. Recent Medicaid contract awards in Indiana and Texas will expand the products and geographies served. UnitedHealthcare is pacing strongly to its outlook for another year of market-leading growth in serving more people through its Medicare Advantage offerings.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, analytics and technology to yield clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2023	2022	2022
Revenues	$54.1 billion	$43.3 billion	$47.9 billion
Earnings from Operations	$3.7 billion	$3.2 billion	$4.0 billion
Operating Margin	6.9%	7.3%	8.3%

•Optum first quarter revenues grew 25% to $54.1 billion and operating earnings grew 19% to $3.7 billion.
•Optum Health revenue per consumer served increased 34% over the year ago quarter, driven by growth in people served under value-based care arrangements. The results reflect continued expansion of the care services offered to meet patients’ care needs across at-home, digital and in-clinic settings.
•Optum Insight’s revenue backlog increased by 35% to $30.7 billion, compared to a year ago, driven by the addition of Change Healthcare and growth in comprehensive managed services offerings for health systems. Optum Insight continues to accelerate its integration activities and investments in services, capabilities and product offerings to care providers and health plans.
•Optum Rx’s revenue growth of 15% in the first quarter resulted from advances in serving new clients and further expansion of its specialty and community-based pharmacy offerings. Adjusted scripts grew to 378 million compared to 352 million last year.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.
Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be on the Investor Relations page and at https://uhg.com/Replay through April 28, 2023. This earnings release and the Form 8-K dated April 14, 2023, can also be accessed from the Investor Relations page of the company’s website.
Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.
Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; failure to maintain effective and efficient information systems or if our technology products do not operate as intended;

cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with our businesses providing pharmacy care services; competitive pressures, including our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; failure to achieve targeted operating cost productivity improvements; failure to develop and maintain satisfactory relationships with health care payers, physicians, hospitals and other service providers; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete, manage or integrate strategic transactions; risks associated with public health crises arising from large-scale medical emergencies, pandemics, natural disasters and other extreme events; fluctuations in foreign currency exchange rates; failure to attract, develop, retain, and manage the succession of key employees and executives; our investment portfolio performance; impairment of our goodwill and intangible assets; failure to protect proprietary rights to our databases, software and related products; downgrades in our credit ratings; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock.
This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations, more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.
# # #

Investor Contact:	Media Contact:
Zack Sopcak	Matt Stearns
Senior Vice President	Senior Vice President
952-936-7215	202-276-0085
zack.sopcak@uhg.com	matt.stearns@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2023

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues
Premiums	$72,786	$64,070
Products	10,267	9,340
Services	8,080	6,372
Investment and other income	798	367
Total revenues	91,931	80,149
Operating costs
Medical costs	59,845	52,523
Operating costs	13,625	11,401
Cost of products sold	9,405	8,487
Depreciation and amortization	970	788
Total operating costs	83,845	73,199
Earnings from operations	8,086	6,950
Interest expense	(754)	(433)
Earnings before income taxes	7,332	6,517
Provision for income taxes	(1,558)	(1,369)
Net earnings	5,774	5,148
Earnings attributable to noncontrolling interests	(163)	(121)
Net earnings attributable to UnitedHealth Group common shareholders	$5,611	$5,027
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.95	$5.27
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$6.26	$5.49
Diluted weighted-average common shares outstanding	943	954
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Cash and short-term investments	$46,497	$27,911
Accounts receivable, net	22,414	17,681
Other current assets	24,984	23,477
Total current assets	93,895	69,069
Long-term investments	46,884	43,728
Other long-term assets	142,900	132,908
Total assets	$283,679	$245,705
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$31,809	$29,056
Short-term borrowings and current maturities of long-term debt	9,931	3,110
Other current liabilities	74,742	57,071
Total current liabilities	116,482	89,237
Long-term debt, less current maturities	60,657	54,513
Other long-term liabilities	15,918	15,608
Redeemable noncontrolling interests	4,801	4,897
Equity	85,821	81,450
Total liabilities, redeemable noncontrolling interests and equity	$283,679	$245,705

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net earnings	$5,774	$5,148
Noncash items:
Depreciation and amortization	970	788
Deferred income taxes and other	(263)	178
Share-based compensation	362	299
Net changes in operating assets and liabilities	9,484	(1,094)
Cash flows from operating activities	16,327	5,319
Investing Activities
Purchases of investments, net of sales and maturities	(2,319)	(1,632)
Purchases of property, equipment and capitalized software	(760)	(555)
Cash paid for acquisitions, net	(7,826)	(1,231)
Other, net	(115)	(255)
Cash flows used for investing activities	(11,020)	(3,673)
Financing Activities
Common share repurchases	(2,000)	(2,500)
Dividends paid	(1,537)	(1,363)
Net change in short-term borrowings and long-term debt	12,375	2,048
Other, net	4,352	4,119
Cash flows from financing activities	13,190	2,304
Effect of exchange rate changes on cash and cash equivalents	51	157
Increase in cash and cash equivalents	18,548	4,107
Cash and cash equivalents, beginning of period	23,365	21,375
Cash and cash equivalents, end of period	$41,913	$25,482

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues
UnitedHealthcare	$70,468	$62,595
Optum	54,059	43,259
Eliminations	(32,596)	(25,705)
Total consolidated revenues	$91,931	$80,149
Earnings from Operations
UnitedHealthcare	$4,343	$3,798
Optum (a)	3,743	3,152
Total consolidated earnings from operations	$8,086	$6,950
Operating Margin
UnitedHealthcare	6.2%	6.1%
Optum	6.9%	7.3%
Consolidated operating margin	8.8%	8.7%

Revenues
UnitedHealthcare Employer & Individual - Domestic	$16,544	$15,822
UnitedHealthcare Employer & Individual - Global	2,163	2,133
UnitedHealthcare Employer & Individual - Total	18,707	17,955
UnitedHealthcare Medicare & Retirement	33,006	29,100
UnitedHealthcare Community & State	18,755	15,540

Optum Health	$23,004	$16,682
Optum Insight	4,496	3,219
Optum Rx	27,418	23,911
Optum eliminations	(859)	(553)
(a)Earnings from operations for Optum for the three months ended March 31, 2023 and 2022 included $1,776 and $1,366 for Optum Health; $907 and $847 for Optum Insight; and $1,060 and $939 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2023	December 31, 2022	March 31, 2022
Commercial - Domestic:
Risk-based	8,025	8,045	7,950
Fee-based	19,325	18,640	18,460
Total Commercial - Domestic	27,350	26,685	26,410
Medicare Advantage	7,545	7,105	6,890
Medicaid	8,380	8,170	7,810
Medicare Supplement (Standardized)	4,320	4,375	4,355
Total Community and Senior	20,245	19,650	19,055
Total UnitedHealthcare - Domestic Medical	47,595	46,335	45,465
Commercial - Global	5,295	5,360	5,500
Total UnitedHealthcare - Medical	52,890	51,695	50,965

Supplemental Data
Medicare Part D stand-alone	3,380	3,295	3,360

OPTUM PERFORMANCE METRICS

	March 31, 2023	December 31, 2022	March 31, 2022
Optum Health Consumers Served (in millions)	103	102	100
Optum Insight Contract Backlog (in billions)	$30.7	$30.0	$22.8
Optum Rx Quarterly Adjusted Scripts (in millions)	378	370	352

Note: UnitedHealth Group served 152 million unique individuals across all businesses at March 31, 2023.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended March 31,		Projected Year Ended December 31,
	2023	2022	2023
GAAP net earnings attributable to UnitedHealth Group common shareholders	$5,611	$5,027	$21,800 - $22,400
Intangible amortization	388	281	~1,565
Tax effect of intangible amortization	(96)	(69)	~(390)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,903	$5,239	$22,975 - $23,575

GAAP diluted earnings per share	$5.95	$5.27	$23.25 - $23.75
Intangible amortization per share	0.41	0.29	~1.65
Tax effect per share of intangible amortization	(0.10)	(0.07)	~(0.40)
Adjusted diluted earnings per share	$6.26	$5.49	$24.50 - $25.00
ADJUSTED CASH FLOWS FROM OPERATIONS(a)

Three Months Ended March 31, 2023
GAAP cash flows from operations	$16,327
Less: April CMS premium payments received in March	(11,196)
Adjusted cash flows from operations	$5,131
(a)Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.
Management believes the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.